Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Goodyear Tire & Rubber Note-Backed
          Series 2001-34
*CUSIP:   21988G577    Class  A-1
          21988GBG0    Class  A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending September 15, 2005.

INTEREST ACCOUNT
----------------


Balance as of   March 15, 2005.....                                      $0.00
        Scheduled Income received on securities.....             $1,745,100.00
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to Class A-1 Holders.....                  -$1,745,100.00
        Distribution to Class A-2 Holders.....                          -$0.00
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.00
Balance as of   September 15, 2005.....                                  $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of   March 15, 2005.....                                      $0.00
        Scheduled Principal received on securities.....                  $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of   September 15, 2005.....                                  $0.00


             UNDERLYING SECURITIES HELD AS OF   September 15, 2005

          Principal
            Amount                       Title of Security
          ---------                      -----------------

          $49,860,000       Goodyear Tire & Rubber Company 7% Notes due March
                            15, 2028
                            *CUSIP:    382550AD3

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.